UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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FIVE PRIME THERAPEUTICS, INC.

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(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Five Prime Therapeutics, Inc.

April 4, 2014

Dear Stockholder:

You are cordially invited to attend the Annual Meeting of Stockholders of Five Prime Therapeutics, Inc., which we will hold on May 16, 2014, at 8:30 a.m., Pacific time, at our corporate headquarters, located at Two Corporate Drive, South San Francisco, California 94080.

The attached Notice of Annual Meeting of Stockholders and proxy statement describe the formal business that we will transact at the Annual Meeting.

The Board of Directors of Five Prime Therapeutics, Inc. has determined that an affirmative vote on each matter that calls for an affirmative vote is in the best interest of Five Prime Therapeutics, Inc. and its stockholders and unanimously recommends a vote “For” all such matters considered at the Annual Meeting.

Please promptly submit your proxy by telephone, Internet or by mail whether or not you plan to attend the Annual Meeting. Your vote is important regardless of the number of shares you own. Voting by proxy will not prevent you from voting in person at the Annual Meeting, but will assure that your vote is counted if you cannot attend.

On behalf of the Board of Directors and the employees of Five Prime Therapeutics, Inc., we thank you for your continued support and look forward to seeing you at the Annual Meeting.

Sincerely yours,

Lewis T. Williams

President and Chief Executive Officer

IF YOU HAVE ANY QUESTIONS, PLEASE CALL US AT (415) 365-5600

FIVE PRIME THERAPEUTICS, INC.

Two Corporate Drive

South San Francisco, California 94080

(415) 365-5600

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

DATE	Friday, May 16, 2014

TIME	8:30 A.M. Pacific time

PLACE	Two Corporate Drive South San Francisco, California 94080

ITEMS OF BUSINESS	(1) Election of the three nominees named in the attached proxy statement as directors to serve on the Board of Directors for a three-year term.

(2) Ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2014.

(3) Consideration of any other business properly brought before the Annual Meeting, and any adjournment or postponement thereof.

RECORD DATE	The record date for the Annual Meeting is March 17, 2014. Only stockholders of record as of the close of business on that date may vote at the Annual Meeting or any adjournment thereof.

PROXY VOTING	You are cordially invited to attend the Annual Meeting in person. Whether or not you expect to attend the Annual Meeting, please promptly submit your proxy by telephone or Internet or by signing and returning the proxy card. Submitting a proxy will not prevent you from attending the Annual Meeting and voting in person. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the Annual Meeting, you must obtain a proxy issued in your name from that record holder.

A list of stockholders entitled to vote at the Annual Meeting will be available for inspection by any stockholder at the offices of Five Prime Therapeutics, Inc. for a period of 10 days prior to the Annual Meeting until the close of such meeting.

By Order of the Board of Directors,

Francis W. Sarena
Senior Vice President, General Counsel and Secretary

South San Francisco, California

April 4, 2014

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDER MEETING TO BE HELD ON MAY 16, 2014

While we are sending you this full set of proxy materials, this notice of annual meeting of stockholders, the proxy statement and our annual report to stockholders for the year ended December 31, 2013 are also available free of charge at investor.fiveprime.com/sec.cfm. Information included on our website, other than the notice of annual meeting of stockholders, the proxy statement and the annual report to stockholders for the year ended December 31, 2013, is not part of the proxy soliciting materials.

FIVE PRIME THERAPEUTICS, INC.

Two Corporate Drive

South San Francisco, California 94080

(415) 365-5600

PROXY STATEMENT FOR THE

2014 ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON MAY 16, 2014

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING

Why am I receiving these materials?

We have sent you this proxy statement, our Annual Report on Form 10-K for the fiscal year ended 2013 and the proxy card, or, collectively, the Proxy Materials, because our Board of Directors, or the Board, is soliciting your proxy to vote at the 2014 Annual Meeting of Stockholders, or the Annual Meeting. This proxy statement summarizes the information you will need to know to cast an informed vote at the Annual Meeting. You do not need to attend the Annual Meeting to vote your shares. You may vote by proxy over the telephone, Internet or by mail, and your votes will be cast for you at the Annual Meeting. This process is described below in the section entitled “Voting Procedures.”

We plan to mail the Proxy Materials to all stockholders entitled to vote on or about April 4, 2014. If you owned our common stock as of the close of business on March 17, 2014, the record date, you are entitled to vote at the Annual Meeting. As used in this proxy statement, “we,” “us” and “our” refer to Five Prime Therapeutics, Inc. The term “Annual Meeting,” as used in this proxy statement, includes any adjournment or postponement of such meeting.

Will I receive any other proxy materials?

Rules adopted by the Securities and Exchange Commission, or the SEC, allow companies to send stockholders a notice of Internet availability of proxy materials, rather than mail them full sets of proxy materials. This year, we chose to mail full packages of Proxy Materials to stockholders. However, in the future we may take advantage of the Internet distribution option. If, in the future, we choose to send such notices, they would contain instructions on how stockholders can access our notice of annual meeting and proxy statement via the Internet. They would also contain instructions on how stockholders could request to receive their materials electronically or in printed form on a one-time or ongoing basis.

Who can vote at the Annual Meeting?

Only stockholders of record as of the close of business on March 17, 2014, will be entitled to vote at the Annual Meeting. On this date, there were 20,292,902 shares of common stock issued and outstanding and entitled to vote.

Stockholder of Record: Shares Registered in Your Name

If on March 17, 2014, your shares were registered directly in your name with our transfer agent, Computershare Trust Company, N.A., then you are a stockholder of record. As a stockholder of record, you may (a) vote in person at the Annual Meeting or (b) vote by proxy. Whether or not you plan to attend the Annual Meeting, we urge you to vote by proxy over the telephone, Internet or by mail as instructed below to ensure your vote is counted.

Beneficial Owner: Shares Registered in the Name of a Broker or Bank

If on March 17, 2014, your shares were held not in your name, but rather in an account at a brokerage firm, bank, dealer or other similar organization, then you are the beneficial owner of shares held in “street name” and these Proxy Materials are being forwarded to you by that organization. The organization holding your account is considered to be the stockholder of record for purposes of voting at the Annual Meeting.

As a beneficial owner, you have the right to direct your broker or other agent regarding how to vote the shares in your account. Simply complete and mail the proxy card and voting instructions to ensure that your vote is counted. Alternatively, you may vote by telephone or over the Internet as instructed by your broker or bank, if applicable. To vote in person at the Annual Meeting, you must obtain a valid proxy from your broker, bank or other agent. Follow the instructions from your broker or bank included with these Proxy Materials, or contact your broker or bank to request a proxy form.

What is the quorum requirement?

A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if stockholders holding at least a majority of our outstanding shares of common stock entitled to vote at the Annual Meeting are present at the Annual Meeting in person or represented by proxy.

We will count your shares towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other nominee) or if you vote in person at the Annual Meeting or vote by proxy over the telephone or the Internet as instructed below. We will count abstentions and broker non-votes towards the quorum requirement. If there is no quorum, the chairperson of the Annual Meeting or the holders of a majority of shares present at the Annual Meeting in person or represented by proxy may adjourn the Annual Meeting to another date.

What am I voting on and how many votes are needed to approve each proposal?

Proposal 1: Election of Directors. Directors will be elected by a plurality of the votes cast at the Annual Meeting by the holders of shares present in person or represented by proxy and entitled to vote on the election of directors. Plurality means that the individuals who receive the largest number of “For” votes cast are elected as directors up to the maximum number of directors to be elected at the Annual Meeting. Accordingly, the three nominees receiving the most “For” votes will be elected as directors. Abstentions and broker non-votes will not affect the outcome of the election of directors. You may not vote your shares cumulatively for the election of directors.

Proposal 2: Ratification of Appointment of Independent Registered Public Accounting Firm. The ratification of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2014, will require “For” votes from a majority of the votes cast at the Annual Meeting by the holders of shares present in person or represented by proxy and entitled to vote on this proposal. We do not count abstentions and broker non-votes as votes cast and they will have no effect on the vote.

What are broker non-votes?

Broker non-votes occur when a beneficial owner of shares held in “street name” does not give instructions to the broker or nominee holding the shares as to how to vote on matters deemed “non-routine.” Generally, if shares are held in street name, the beneficial owner of the shares is entitled to give voting instructions to the broker or nominee holding the shares. If the beneficial owner does not provide voting instructions, the broker or nominee may vote the shares with respect to matters that are considered to be “routine,” but may not vote the shares with respect to “non-routine” matters. Proposal 1 is considered “non-routine” and Proposal 2 is considered “routine” under The NASDAQ Marketplace Rules, or the NASDAQ Listing Rules.

How many votes do I have?

On each matter to be voted upon, you have one vote for each share of common stock you own as of the close of business on March 17, 2014. The number of shares you own (and may vote) is listed on the proxy card.

What does it mean if I receive more than one proxy card?

You may receive more than one proxy card if your shares are registered in more than one name or are registered in different accounts. Please complete, sign and return each proxy card to ensure that all of your shares are voted.

How does the Board recommend that I vote my shares?

Unless you give other instructions on your proxy card, the persons named as proxies on the card will vote in accordance with the recommendations of the Board. The Board’s recommendation is set forth together with the description of each item in this proxy statement. The Board recommends a vote:

•	“For” the election of the three nominees to the Board; and

•	“For” the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2014.

With respect to any other matter that properly comes before the Annual Meeting, the proxies will vote as recommended by the Board or, if no recommendation is given, in their own discretion based on our best interest and that of our stockholders. As of the date of this proxy statement, we know of no other matters that may be presented at the Annual Meeting, other than those listed in the Notice of Annual Meeting of Stockholders.

How do I vote?

You may either vote “For” all the nominees to the Board or you may “Withhold” your vote for any nominee you specify. For the other matter to be voted on, you may vote “For” or “Against” or abstain from voting. The procedures for voting are as follows:

Stockholder of Record: Shares Registered in Your Name

If you are a stockholder of record, you may (a) vote in person at the Annual Meeting or (b) vote by proxy. Whether or not you plan to attend the Annual Meeting, we urge you to vote by proxy over the telephone, Internet or by mail as instructed below to ensure your vote is counted. You may still attend the Annual Meeting and vote in person even if you have already voted by proxy.

•	To vote in person, come to the Annual Meeting and we will give you a ballot when you arrive.

•	To vote over the telephone, dial toll-free 1-800-652-8683 using a touch-tone phone and follow the recorded instructions. You will be asked to provide your control number from the proxy card. Your vote must be received by 11:59 P.M., Pacific time on May 15, 2014, to be counted.

•	To vote on the Internet, go to www.investorvote.com/FPRX to complete an electronic proxy card. You will be asked to provide your control number from the proxy card. Your vote must be received by 11:59 P.M., Pacific time on May 15, 2014, to be counted.

•	To vote by mail, simply complete, sign and date the proxy card and return it promptly in the envelope provided. If you return your signed proxy card to us before the Annual Meeting, the designated proxy holders will vote your shares as you direct.

If you sign the proxy card but do not make specific choices, your proxy will vote your shares “For” all nominees in Proposal 1 and “For” Proposal 2 as set forth in the Notice of Annual Meeting of Stockholders.

If any other matter is presented, the proxies will vote as recommended by the Board or, if no recommendation is given, in their own discretion based on our best interest and that of our stockholders. As of the date of this proxy statement, we know of no other matters that may be presented at the Annual Meeting, other than those listed in the Notice of Annual Meeting of Stockholders.

Beneficial Owner: Shares Registered in the Name of Broker or Bank

If you are a beneficial owner of shares held in “street name,” you should have received a proxy card and voting instructions with these Proxy Materials from that organization rather than from us. Simply complete and mail the proxy card and voting instructions to ensure that your vote is counted. Alternatively, you may vote by telephone or over the Internet as instructed by your broker, bank or other agent, if applicable. To vote in person at the

Annual Meeting, you must obtain a valid proxy from your broker, bank or other agent. Follow the instructions from your broker, bank or other agent included with these Proxy Materials, or contact your broker, bank or other agent to request a proxy form.

May I change my vote after submitting my proxy card?

Yes. You may revoke your proxy at any time before the final vote at the Annual Meeting. If you are the stockholder of record of your shares, you may revoke your proxy in any one of the following four ways:

•	send a timely written revocation of the proxy to our Secretary;

•	enter a new vote over the Internet or by telephone;

•	attend and vote in person at the Annual Meeting; or

•	submit another signed proxy card bearing a later date.

If your shares are not registered in your own name, you will need the appropriate documentation from the stockholder of record to vote personally at the Annual Meeting. Examples of such documentation include a broker’s statement, letter or other document that will confirm your ownership of the shares. If your shares are held by your broker, bank or another party as a nominee or agent, you should follow the instructions provided by such party.

Your personal attendance at the Annual Meeting does not revoke your proxy. Your last vote, prior to or at the Annual Meeting, is the vote that we will count.

Who will bear the expense of soliciting proxies?

We will bear the cost of solicitation of proxies, including preparation, assembly, printing and mailing of the Proxy Materials and any additional information furnished to stockholders. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries and custodians holding in their names shares of our common stock beneficially owned by others to forward to such beneficial owners. We may reimburse persons representing beneficial owners of our common stock for their costs of forwarding solicitation materials to such beneficial owners. Original solicitation of proxies by mail may be supplemented by telephone, telegram or personal solicitation by our directors, officers or other regular employees. No additional compensation will be paid to directors, officers or other regular employees for such services.

How can I find the voting results from the Annual Meeting?

We will announce preliminary voting results at our Annual Meeting. We will publish final voting results in a Current Report on Form 8-K that we expect to file no later than May 21, 2014. If final voting results are not available by May 21, 2014, we will disclose the preliminary results in the Current Report on Form 8-K and, within four business days after the final voting results are known to us, file an amended Current Report on Form 8-K to disclose the final voting results.

When are stockholder proposals due for the 2015 Annual Meeting of Stockholders?

If you wish to submit proposals for inclusion in our proxy statement for the 2015 annual meeting of stockholders, or the 2015 Annual Meeting, we must receive them on or before December 5, 2014, pursuant to the proxy soliciting regulations of the SEC. Nothing in this paragraph shall require us to include in our proxy statement and proxy card for the 2015 Annual Meeting any stockholder proposal that does not meet the requirements of the SEC in effect at the time. Any such proposal will be subject to Rule 14a-8 of the Securities Exchange Act of 1934, as amended, or the Exchange Act.

If you wish to nominate a director or submit a proposal for presentation at the 2015 Annual Meeting, without including such proposal in next year’s proxy statement, you must be a stockholder of record and provide timely notice in writing to our Secretary at c/o Five Prime Therapeutics, Inc., Two Corporate Drive, South San Francisco, California 94080. To be timely, we must receive the notice not less than 90 days nor more than 120 days prior to the first anniversary of the Annual Meeting, that is, between January 16, 2015 and February 15, 2015; provided, however, that in the event that the date of the 2015 Annual Meeting is more than 30 days before or more than 60 days after such anniversary date, we must receive your notice (a) no earlier than the close of business on the 120th day prior to the currently proposed 2015 Annual Meeting and (b) no later than the close of business on the later of the 90th day prior to the 2015 Annual Meeting or the 10th day following the day on which we first make a public announcement of the date of the 2015 Annual Meeting. Your written notice must contain specific information required in Section 2.13 of our amended and restated bylaws. For additional information about our director nomination requirements, please see our amended and restated bylaws.

How can I get additional information about the company?

This proxy statement and our annual report to stockholders for the year ended December 31, 2013 are available free of charge at investor.fiveprime.com/sec.cfm. In addition, the SEC maintains a website at www.sec.gov that contains reports, proxy statements and other information regarding registrants, including our company, including other documents filed pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act.

PROPOSAL 1

ELECTION OF DIRECTORS

General

Our Board currently comprises eight directors. Our amended and restated certificate of incorporation provides for a classified Board consisting of three classes of directors. Two classes consist of three directors and one class consists of two directors. Each class serves a staggered three-year term. At each annual meeting of stockholders, the successors to directors whose terms then expire will be elected to serve from the time of election and qualification until the third annual meeting following their election.

Upon the recommendation of the nominating and corporate governance committee, our Board has nominated the three individuals listed in the table below for election as directors at the Annual Meeting. If you elect the nominees listed below, they will hold office until the annual meeting of stockholders in 2017 or until their successors have been duly elected and qualified. All nominees are currently serving on our Board and have consented to being named in this proxy statement and to serve if elected.

If any nominee is unable or does not qualify to serve, you or your proxy may vote for another nominee proposed by the Board. If for any reason these nominees prove unable or unwilling to stand for election or cease to qualify to serve as directors, the Board will nominate alternates or reduce the size of the Board to eliminate the vacancies. The Board has no reason to believe that any of the nominees would prove unable to serve if elected. There are no arrangements or understandings between us and any director, or nominee for directorship, pursuant to which such person was selected as a director or nominee.

Nominees	Age(1)	Term Expires	Position(s) Held	Director Since
Brian G. Atwood	61	2017	Chairman of the Board	2002
R. Lee Douglas	62	2017	Director	2002
Mark D. McDade	58	2017	Director	2006

(1)	Ages as of March 1, 2014.

Vote Required

Directors are elected by a plurality of the votes cast at the Annual Meeting by the holders of shares present in person or represented by proxy and entitled to vote on the election of directors. The three nominees receiving the most “For” votes will be elected as directors. You may not vote your shares cumulatively for the election of directors. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the three nominees named above. If any nominee becomes unavailable for election as a result of an unexpected occurrence, your shares will be voted for the election of a substitute nominee proposed by our Board.

Our Recommendation

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” EACH OF THE NOMINEES SET FORTH ABOVE.

Information About Our Board of Directors

Set forth below are the names, ages and length of service of the remaining members of our Board whose terms continue beyond the Annual Meeting.

Continuing Directors	Age(1)	Term Expires	Position(s) Held	Director Since
Fred E. Cohen, M.D., D.Phil	57	2015	Director	2002
Peder K. Jensen, M.D.	59	2015	Director	2011
Aron M. Knickerbocker	44	2015	Senior Vice President, Chief Business Officer and Director	2013
Franklin M. Berger, CFA	64	2016	Director	2010
Lewis T. “Rusty” Williams, M.D., Ph.D.	64	2016	Founder, President, Chief Executive Officer and Director	2002

(1)	Ages as of March 1, 2014.

The principal occupation, business experience and education of each nominee for election as director and each continuing director are set forth below. Unless otherwise indicated, principal occupations shown for each director have extended for five or more years.

Nominees for Election

Brian G. Atwood has served as a member of our Board since May 2002 and as Chairman of the Board since January 2012. Since 1999, Mr. Atwood has served as Managing Director of Versant Ventures, a healthcare-focused venture capital firm he co-founded. Prior to co-founding Versant Ventures, Mr. Atwood spent four years at Brentwood Associates, a venture capital firm, where, as a general partner, he led investments in biotechnology, pharmaceuticals and bioinformatics. Mr. Atwood was also the founder, President and Chief Executive Officer of Glycomed, Inc., a public biotechnology company. Mr. Atwood currently serves on the board of directors of Cadence Pharmaceuticals, Inc., Clovis Oncology, Inc. and Veracyte, Inc., each of which is a public biopharmaceutical company. Mr. Atwood was previously a member of the board of directors of Helicos BioSciences Corporation and Trius Therapeutics, Inc., both of which were public companies during Mr. Atwood’s service as a director. Mr. Atwood received a B.S. in Biological Sciences from the University of California, Irvine, an M.S. in Ecology from the University of California, Davis, and an M.B.A. from Harvard Business School. We believe that Mr. Atwood’s experience in the venture capital industry, serving as a director of other publicly traded and privately held life science companies and founding and serving as President and Chief Executive Officer of a public biopharmaceutical company gives him the qualifications, skills and financial expertise to serve on our Board.

R. Lee Douglas has served as a member of our Board since January 2002. Since 1998, Mr. Douglas has been an independent consultant to biotechnology companies. Since 2003, he also has been a visiting scholar in the laboratory of Dr. Matthew Welch, Department of Molecular & Cell Biology at the University of California, Berkeley. Mr. Douglas was a co-founder of COR Therapeutics, Inc., a biotechnology company, and served in a variety of capacities there from 1988 to 1998, including as its Chief Executive Officer, Chief Financial Officer and Vice President, Corporate Development. Prior to co-founding COR, he was a general partner in the venture group at Robertson, Stephens & Co. Mr. Douglas was also previously a member of the board of directors of Affymax, Inc., which was a public biotechnology company. Mr. Douglas received a B.A. from University of North Carolina at Charlotte, an M.C.R.P. from the Harvard Graduate School of Design and an M.B.A. from Harvard Business School. We believe that Mr. Douglas’s experience serving as a director of other publicly traded and privately held life science companies and co-founding and serving in several executive positions of a public biopharmaceutical company and in the venture capital industry gives him the qualifications, skills and financial expertise to serve on our Board.

Mark D. McDade has served as a member of our Board since July 2006. Mr. McDade currently serves as Executive Vice President, Established Brands, Solutions and Supply, at UCB S.A., which he joined in April 2008. UCB is a global biopharmaceutical company focused on the discovery and development of innovative medicines. Mr. McDade previously served as Chief Executive Officer and a member of the board of directors of PDL BioPharma, Inc., a biotechnology company, and as Chief Executive Officer of Signature BioScience, Inc., a drug discovery company focused on developing treatments and leads for cancer and other diseases. Mr. McDade also served as an officer and a director of Corixa Corporation, a company he co-founded, which focused on developing innovative products that regulate immunity. At Corixa, he most recently served as its President and Chief Operating Officer. Mr. McDade received a B.A. from Dartmouth College and an M.B.A. from Harvard Business School. We believe that Mr. McDade’s experience serving in several executive positions with public biopharmaceutical companies, his experience co-founding a life sciences company and his extensive business development and operations experience give him the qualifications, skills and financial expertise to serve on our Board.

Continuing Directors

Fred E. Cohen, M.D., D.Phil. has served as a member of our Board since May 2002. Dr. Cohen currently serves as a Partner of TPG Biotechnology Partners, L.P., which he joined in 2001, and serves as co-head of TPG’s biotechnology group. Dr. Cohen is also an Adjunct Professor of Cellular and Molecular Pharmacology at the University of California, San Francisco, where he has taught since 1988. Dr. Cohen is a member of the board of directors of BioCryst Pharmaceuticals, Inc., Genomic Health Inc., Quintiles Transnational Holdings Inc., Tandem Diabetes Care, Inc., and Veracyte, Inc., each of which is a public company. He is a member of the Institute of Medicine and the American Academy of Arts and Sciences. Dr. Cohen received a B.S. in Molecular Biophysics and Biochemistry from Yale University, a D.Phil. in Molecular Biophysics from Oxford University, where he was a Rhodes Scholar, and an M.D. from Stanford University. We believe that Dr. Cohen’s experience in the venture capital industry and serving as a director of other publicly traded and privately held companies gives him the qualifications, skills and financial expertise to serve on our Board.

Peder K. Jensen, M.D. has served as a member of our Board since July 2011. Dr. Jensen is currently President of Bay Way Consultants, LLC, a consulting firm founded by Dr. Jensen in 2010 that advises pharmaceutical and biotechnology companies. Dr. Jensen has over 24 years of global drug development experience in both pharmaceutical and biotechnology companies and has been responsible for more than 40 new drug approvals in the U.S., Europe and Japan during his career. Dr. Jensen’s experience includes over 20 years with Schering-Plough Corporation, a global pharmaceutical company, and then Merck & Co., Inc. after the merger of Schering-Plough with Merck in 2009. Dr. Jensen most recently served at Schering-Plough as Corporate Senior Vice President, and General Manager, R&D for Japan and Asia/Pacific from 2006 to 2010. Dr. Jensen has also served at British Biotech plc and Chiron Corporation in clinical development executive positions and earlier in his career at CIBA-GEIGY Limited. Dr. Jensen is also a member of the board of directors of Acorda Therapeutics, Inc., a public biotechnology company, and BioCryst Pharmaceuticals, Inc., a public pharmaceutical company. Dr. Jensen received an M.D. from the University of Copenhagen, where he also completed his post-graduate medical training in neurology and internal medicine. We believe that Dr. Jensen’s extensive experience in executive positions with several pharmaceutical companies and in the clinical development of pharmaceuticals in several therapeutic areas and his service as a director of other publicly traded and privately held life science companies give him the qualifications, skills and financial expertise to serve on our Board.

Aron M. Knickerbocker has served as our Senior Vice President and Chief Business Officer since April 2012 and as a member of our Board since October 2013. From September 2009 to April 2012, he served as our Vice President, Business Development. From 2001 to September 2009, Mr. Knickerbocker served at Genentech, Inc.

in positions of increasing responsibility, most recently as Senior Director, Business Development, from 2005 to September 2009. Prior to 2001, Mr. Knickerbocker served as Director of Commercial Development at ALZA Corporation, a pharmaceutical company acquired by Johnson & Johnson, as Senior Manager, Corporate Development at Amgen Inc., a public biotechnology company, and as a scientist at Bristol-Myers Squibb Company, a public biopharmaceutical company. Mr. Knickerbocker received an A.B. in biology from Washington University in St. Louis and an M.B.A. from the University of Michigan. We believe that Mr. Knickerbocker’s extensive experience in drug discovery, commercialization and business development and in managerial positions with several pharmaceutical companies gives him the qualifications, skills and financial expertise to serve on our Board.

Franklin M. Berger, CFA has served as a member of our Board since September 2010. Mr. Berger is a consultant to biotechnology industry participants, including major biopharmaceutical firms, mid-capitalization biotechnology companies, specialist asset managers and venture capital companies, providing business development, strategic advisory, financing, partnering, and royalty acquisition advice. Mr. Berger is also a biotechnology industry analyst with over 25 years of experience in capital markets and financial analysis. Mr. Berger worked at Sectoral Asset Management as a founder of the small-cap focused NEMO Fund from 2007 through June 2008. From May 1998 to March 2003, he served at J.P. Morgan Securities, most recently as Managing Director, Equity Research and Senior Biotechnology Analyst. In this position, he initiated coverage of 26 biotechnology companies and was responsible for technical, scientific and clinical due diligence as well as company selection. Previously, Mr. Berger served in similar capacities at Salomon Smith Barney and Josephthal & Co. Mr. Berger also serves on the board of directors of BELLUS Health, Inc., BioTime, Inc., Seattle Genetics, Inc. and Thallion Pharmaceuticals, Inc., each of which is a public biotechnology company. Mr. Berger previously served as a member of the board of directors of Emisphere Technologies, Inc. and VaxGen, Inc., each of which were public biopharmaceutical companies during Mr. Berger’s service as a director. Mr. Berger received a B.A. in International Relations and an M.A. in International Economics both from Johns Hopkins University and an M.B.A. from the Harvard Business School. Mr. Berger’s financial background and experience as an equity analyst in the biotechnology industry combined with his experience serving on the boards of directors of multiple public companies is important to our strategic planning and financing activities and gives him the qualifications, skills and financial expertise to serve on our Board.

Lewis T. “Rusty” Williams, M.D., Ph.D. founded the company in December 2001 and has served as a member of our Board since January 2002, as our President and Chief Executive Officer since August 2011, and as our Executive Chairman from July 2003 to January 2012. Previously, Dr. Williams spent seven years at Chiron Corporation, a biopharmaceutical company, now Novartis Vaccines and Diagnostics, Inc., most recently as its Chief Scientific Officer. He also served on Chiron’s board of directors from 1999 to 2001. Prior to joining Chiron, Dr. Williams was a professor of medicine at the University of California, San Francisco and served as director of the University’s Cardiovascular Research Institution and Daiichi Research Center. Dr. Williams also has served on the faculties of Harvard Medical School and Massachusetts General Hospital and co-founded COR Therapeutics, Inc., a biotechnology company focused on cardiovascular disease. He is a member of the National Academy of Sciences and a fellow of the American Academy of Arts and Sciences. Dr. Williams was previously a member of the board of directors of COR Therapeutics, Inc. and Beckman Coulter, Inc., each of which is a public company. Dr. Williams received a B.S. from Rice University and an M.D. and a Ph.D. from Duke University. We believe that Dr. Williams’ extensive experience in drug discovery and development and in executive positions with several pharmaceutical companies, his experience founding the company and his service as a director of other publicly traded healthcare companies give him the qualifications, skills and financial expertise to serve on our Board.

Information About Our Executive Officers Who Are Not Directors

The following table sets forth certain information about our executive officers who are not also directors.

Executive Officers	Age(1)	Position(s) Held
Marc L. Belsky	58	Senior Vice President and Chief Financial Officer
Julie Hambleton, M.D.	56	Senior Vice President and Chief Medical Officer
W. Michael Kavanaugh, M.D.	57	Senior Vice President and Chief Scientific Officer
Francis W. Sarena	43	Senior Vice President, General Counsel and Secretary

(1)	Ages as of March 1, 2014.

The principal occupation, business experience and education of each executive officer are set forth below.

Marc L. Belsky has served as our Senior Vice President and Chief Financial Officer since December 2013. Mr. Belsky also served as our Vice President and Chief Financial Officer from October 2013 to December 2013 and as Vice President, Finance, from October 2009 to October 2013. From December 2006 to October 2009, Mr. Belsky served as Vice President, Finance, and Chief Accounting Officer of Cell Genesys, Inc., a biotechnology company acquired by BioSante Pharmaceuticals, Inc. Prior to 2006, Mr. Belsky served as Vice President, Global Visa Commerce at Visa Inc., Chief Financial Officer at Active Aero Group, Inc. and Chief Financial Officer at DataWave Systems Inc. Prior to these positions, he served for 15 years at Michigan National Corporation, a holding company for Michigan National Bank, which was acquired by BANA Holding Corporation, in positions of increasing responsibility, most recently as Senior Vice President, U.S. Payment Products and Services. Mr. Belsky started his career as an auditor with Coopers & Lybrand. Mr. Belsky received a B.S. in Accounting from Wayne State University and an M.B.A. from the University of Michigan. He is a certified public accountant, a chartered global management accountant and a certified treasury professional.

Julie Hambleton, M.D. has served as our Senior Vice President and Chief Medical Officer since December 2012. From April 2010 to December 2012, Dr. Hambleton served as Vice President, Clinical Development, at Clovis Oncology, Inc., a public biopharmaceutical company. From 2003 to April 2010, Dr. Hambleton served at Genentech, Inc., a biotechnology company acquired by Hoffman-LaRoche AG, in positions of increasing responsibility, most recently as Group Medical Director, Global Clinical Development from July 2009 to April 2010. Prior to 2003, Dr. Hambleton served for 10 years in academic positions in the Division of Hematology/Oncology at the University of California, San Francisco, most recently as Associate Professor of Clinical Medicine. Dr. Hambleton received a B.S. from Duke University and an M.D. from Case Western Reserve University School of Medicine. She is Board Certified in Hematology and Internal Medicine.

W. Michael Kavanaugh, M.D. has served as our Senior Vice President and Chief Scientific Officer since January 2013. From February 2009 to January 2013, Dr. Kavanaugh served as our Senior Vice President, Research and Development. Previously, Dr. Kavanaugh served at Novartis Vaccines and Diagnostics, Inc., a healthcare company, in positions of increasing responsibility, most recently as Vice President of Novartis Vaccines & Diagnostics, Inc. and Executive Director of Novartis Institutes of Biomedical Research from 2006 to February 2009. Novartis Vaccines and Diagnostics, Inc. was formerly known as Chiron Corporation before its acquisition in 2006. Dr. Kavanaugh also currently serves as an Attending Staff Physician, Coronary Intensive Care Unit at the San Francisco Veterans Administration Medical Center and as an Associate Clinical Professor of Medicine at the University of California, San Francisco. Dr. Kavanaugh received a B.S. in Molecular Biochemistry and Biophysics from Yale University and an M.D. from Vanderbilt University. He trained in Internal Medicine, Cardiovascular Disease and Molecular and Cellular Biology at the University of California, San Francisco and the Cardiovascular Research Institute. He is Board Certified in Cardiovascular Disease and Internal Medicine.

Francis W. Sarena has served as our Senior Vice President since January 2013, and as General Counsel and Secretary since December 2010. Mr. Sarena also served as Vice President from December 2010 to January 2013.

From December 2008 to July 2010, Mr. Sarena served as Vice President, General Counsel and Secretary of Facet Biotech Corporation, a public biotechnology company that was spun off from PDL BioPharma, Inc. and that was later acquired by Abbott Laboratories. From April 2006 to December 2008, Mr. Sarena served at PDL BioPharma, Inc. in positions of increasing responsibility, most recently as Vice President, General Counsel and Secretary from June 2008 to December 2008. Prior to 2006, Mr. Sarena served as an associate at Bingham McCutchen LLP where he represented public and private life science and high tech clients primarily in merger and acquisition transactions, corporate and securities law matters and equity financing transactions. Mr. Sarena received a B.S. in Finance from San Francisco State University and a J.D. from the University of California, Berkeley.

Corporate Governance

Board of Directors

The Board oversees our business and monitors the performance of our management. In accordance with our corporate governance procedures, the Board does not involve itself in our day-to-day operations. Our executive officers and management oversee our day-to-day operations. Our directors fulfill their duties and responsibilities by attending meetings of the Board, which are held from time to time. The independent directors meet in executive sessions without management or any non-independent directors at least quarterly. The purpose of these executive sessions is to promote open and candid discussion among the non-employee directors.

The Board held nine meetings during the year ended December 31, 2013. Each incumbent director attended at least 75% of the total of (i) the meetings of the Board held during the period for which he has been a director and (ii) the meetings of the committee(s) on which that particular director served during such period.

It is our policy to encourage our directors to attend the Annual Meeting. As a newly public company, we did not hold an annual meeting of stockholders in 2013. It is currently anticipated that all members of the Board will attend the Annual Meeting.

Board of Directors Independence

Rule 5605 of the NASDAQ Listing Rules requires that independent directors compose a majority of a listed company’s board of directors. In addition, the NASDAQ Listing Rules require that, subject to specified exceptions, each member of a listed company’s audit, compensation, and nominating and corporate governance committees be independent and that audit committee members also satisfy independence criteria set forth in Rule 10A-3 under the Exchange Act. Under NASDAQ Listing Rule 5605(a)(2), a director will only qualify as an “independent director” if, in the opinion of our Board, that person does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. In order to be considered independent for purposes of Rule 10A-3 under the Exchange Act, a member of an audit committee of a listed company may not, other than in his or her capacity as a member of the audit committee, the board of directors, or any other board committee: (i) accept, directly or indirectly, any consulting, advisory, or other compensatory fee from the company or any of its subsidiaries; or (ii) be an affiliated person of the company or any of its subsidiaries. In addition to satisfying general independence requirements under the NASDAQ Listing Rules, members of the compensation committee must also satisfy additional independence requirements set forth in Rule 10C-1 under the Exchange Act and NASDAQ Listing Rule 5605(d)(2). Pursuant to Rule 10C-1 under the Exchange Act and NASDAQ Listing Rule 5605(d)(2), in affirmatively determining the independence of a member of a compensation committee of a listed company, the board of directors must consider all factors specifically relevant to determining whether that member has a relationship with the company that is material to that member’s ability to be independent from management in connection with the duties of a compensation committee member, including: (a) the source of compensation of such member, including any consulting, advisory or other compensatory fee paid by the company to such member; and (b) whether such member is affiliated with the company, a subsidiary of the company or an affiliate of a subsidiary of the company.

The Board undertook a review of the composition of our Board and its committees and the independence of each director. In reviewing the independence of our directors, our Board considered the relationships that each such non-employee director has with our company and all other facts and circumstances our Board deemed relevant in determining independence, including the beneficial ownership of our capital stock by each non-employee director. Based upon information requested from and provided by each director concerning his or her background, employment and affiliations, including family and other relationships, including those relationships described under “Transactions with Related Persons,” the Board affirmatively determined that all of its directors satisfy general independence requirements under the NASDAQ Listing Rules, other than Dr. Williams and Mr. Knickerbocker. In making this determination, the Board found that none of the directors, other than Dr. Williams and Mr. Knickerbocker, had a material or other disqualifying relationship with us that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director, and that each director, other than Dr. Williams and Mr. Knickerbocker, is “independent” as that term is defined under Rule 5605(a)(2) of the NASDAQ Listing Rules. The Board determined that Dr. Williams, our President and Chief Executive Officer, and Mr. Knickerbocker, our Senior Vice President and Chief Business Officer, are not independent directors by virtue of their current employment with us. The Board also determined that each member of the audit, compensation, and nominating and corporate governance committees satisfies the independence standards for such committees established by the SEC and the NASDAQ Listing Rules, as applicable.

Committees of the Board of Directors

The Board has three committees: an audit committee, a compensation committee and a nominating and corporate governance committee. The following table provides membership and meeting information for the year ended December 31, 2013, for each committee:

Name	Audit Committee		Compensation Committee		Nominating and Corporate Governance Committee
Brian G. Atwood	X		X
Franklin M. Berger, CFA**	X	*			X
Fred E. Cohen, M.D., D.Phil					X
R. Lee Douglas	X
Peder K. Jensen, M.D.			X		X	*
Aron M. Knickerbocker
Mark D. McDade			X	*
Lewis T. “Rusty” Williams, M.D., Ph.D.
Total meetings in 2013	6		5		2

*	Committee Chair
**	Financial Expert

Below is a description of each committee of the Board.

Audit Committee

The audit committee is responsible for assisting the Board in its oversight of the integrity of our financial statements, the qualifications and independence of our independent auditors, and our internal financial and accounting controls. The audit committee has direct responsibility for the appointment, compensation, retention (including termination) and oversight of our independent auditors, and our independent auditors report directly to the audit committee. The audit committee also prepares the audit committee report that the SEC requires to be included in our annual proxy statement.

Messrs. Atwood, Berger and Douglas served as members of the audit committee in 2013, with Mr. Berger serving as the chairman. All members of the audit committee qualify as an independent director under the corporate governance standards of the NASDAQ Listing Rules and the independence requirements of Rule 10A-3 of the Exchange Act. In addition, the Board has determined that each member of the audit committee is financially literate and that Mr. Berger qualifies as an “audit committee financial expert” as such term is currently defined in Item 407(d)(5) of Regulation S-K. In making this determination, the Board considered the formal education and nature and scope of Mr. Berger’s previous experience, coupled with past and present service on various audit committees. The audit committee operates under a written charter that satisfies the applicable standards of the SEC and the NASDAQ Listing Rules, which is available on our website at www.fiveprime.com. The inclusion of our website address here and elsewhere in this proxy statement does not include or incorporate by reference the information on our website into this proxy statement.

Audit Committee Report(1)

The audit committee has reviewed and discussed the audited financial statements for the fiscal year ended December 31, 2013 with management and our independent registered public accounting firm, Ernst & Young LLP. The audit committee has discussed with Ernst & Young LLP the matters required to be discussed by Public Company Accounting Oversight Board, or PCAOB, Auditing Standard No. 16, Communications with Audit Committees. The audit committee has also received the written disclosures and the letter from Ernst & Young LLP required by applicable requirements of the PCAOB regarding Ernst & Young LLP’s communications with the audit committee concerning independence, and has discussed with Ernst & Young LLP the firm’s independence. Based on the foregoing, the audit committee recommended to the Board that our audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2013 for filing with the SEC.

Five Prime Therapeutics, Inc.

Audit Committee

Franklin M. Berger, CFA, Chair

Brian G. Atwood

R. Lee Douglas

(1)	The material in this report is not “soliciting material,” is not deemed “filed” with the SEC and is not to be incorporated by reference in any filing we make under either the Securities Act of 1933, as amended, or the Securities Act, or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

Compensation Committee

The compensation committee approves our compensation objectives, approves the compensation of our Chief Executive Officer and approves or recommends to the Board for approval the compensation for other executives. The compensation committee reviews all compensation components, including base salary, bonus, equity compensation, benefits and other perquisites. In determining or making recommendations regarding the compensation and other terms of employment of our executive officers, other than our Chief Executive Officer, the compensation committee may, at its sole discretion, consider the recommendations of the Chief Executive Officer. In fulfilling its responsibilities, the compensation committee may delegate any or all of its responsibilities to a subcommittee of the compensation committee, but only to the extent consistent with our amended and restated certificate of incorporation, our amended and restated bylaws, Section 162(m) of the U.S. Internal Revenue Code of 1986, as amended, or the Code, the NASDAQ Listing Rules, and other applicable law.

Messrs. Atwood and McDade and Dr. Jensen served as members of the compensation committee in 2013, with Mr. McDade serving as the chairman. Each member of the compensation committee is a non-employee director within the meaning of Rule 16b-3 of the rules promulgated under the Exchange Act, each is an outside director as defined by Section 162(m) of the Code, and each is an independent director under the corporate governance standards of the NASDAQ Listing Rules and the independence requirements of Rule 10C-1 of the Exchange Act. The compensation committee operates under a written charter that satisfies the applicable standards of the SEC and the NASDAQ Listing Rules, which is available on our website at www.fiveprime.com.

Pursuant to its charter, the compensation committee has the sole authority to retain compensation consultants to assist in its evaluation of executive and director compensation. The compensation committee engaged Radford as a compensation consultant in 2013. The compensation committee instructed the consultant to develop market comparisons and recommendations regarding the compensation of senior executive officers and Board members in preparation for our becoming a public company. In 2013, Radford provided recommendations regarding the levels of compensation of senior executive officers relative to our industry peers. The compensation committee took into account the recommendations of Radford and utilized information, including peer data, regarding the compensation of our directors and senior executive officers provided by the consultant in evaluating, recommending and determining compensation levels.

Nominating and Corporate Governance Committee

The nominating and corporate governance committee is responsible for making recommendations to the Board regarding candidates for directorships and the structure and composition of our Board and its committees. In addition, the nominating and corporate governance committee is responsible for considering nominations by stockholders of candidates for election to the Board, developing and recommending to the Board corporate governance guidelines applicable to the company and advising the Board on corporate governance matters.

Drs. Jensen and Cohen and Mr. Berger served as members of the nominating and corporate governance committee in 2013, with Dr. Jensen serving as the chairman. Each member of the nominating and corporate governance committee is a non-employee director within the meaning of Rule 16b-3 of the rules promulgated under the Exchange Act, and each is an independent director under the corporate governance standards of the NASDAQ Listing Rules. The nominating and corporate governance committee operates under a written charter that satisfies the applicable standards of the NASDAQ Listing Rules, which is available on our website at www.fiveprime.com.

It is the policy of the nominating and corporate governance committee to select individuals as director nominees so that the Board as a whole collectively possesses a broad range of skills, expertise, industry and other knowledge, and business and other experience useful to the effective oversight of our business. When considering candidates for the Board, the nominating and corporate governance committee may consider the following criteria, among others the nominating and corporate governance committee shall deem appropriate: (i) diversity of personal background, perspective and experience; (ii) personal and professional integrity, ethics and values; (iii) experience in corporate management; (iv) experience relevant to our industry and with relevant social policy concerns; (v) experience as a board member or executive officer of another publicly held company; (vi) relevant academic expertise; (vii) practical and mature business judgment, including ability to make independent analytical inquiries; and (viii) promotion of a diversity of business or career experience relevant to our success. Stockholder nominees are analyzed by the nominating and corporate governance committee in the same manner as nominees identified by the nominating and corporate governance committee. If the nominating and corporate governance committee believes a candidate would be a valuable addition to the Board, it will recommend to the full Board that candidate’s election. The nominating and corporate governance committee also has the authority to retain any search firm to assist in the identification of director candidates. During 2013, the nominating and corporate governance committee did not retain any such search firm, and did not pay a fee to any third party to identify or evaluate director candidates.

In accordance with our amended and restated bylaws and the charter of the nominating and corporate governance committee, nominations and recommendations of individuals for election to the Board at an annual meeting of stockholders may be made by any stockholder of record entitled to vote for the election of directors at such meeting who provides timely notice in writing to our Secretary at our principal executive offices. To be timely, we must receive the notice not less than 90 days nor more than 120 days prior to the first anniversary of the date of the prior year’s annual meeting; provided, however, that in the event that the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, we must receive the stockholder’s notice (i) no earlier than the close of business on the 120th day prior to the proposed date of the annual meeting and (ii) no later than the close of business on the later of the 90th day prior to the annual meeting or the 10th day following the day on which we first make a public announcement of the date of the annual meeting. The stockholder’s written notice must contain specific information required in Section 2.13 of our amended and restated bylaws. For additional information about our director nomination requirements, please see our amended and restated bylaws.

Compensation Committee Interlocks and Insider Participation

Our compensation committee currently consists of Messrs. Atwood and McDade and Dr. Jensen. None of the members of our compensation committee has ever been an officer or employee of ours. None of our executive officers serves, or has served during the last three years, as a member of the board of directors, compensation committee or other board committee performing equivalent functions of any entity that has one or more of its executive officers serving as one of our directors or on our compensation committee.

Board Leadership Structure and Role in Risk Oversight

Board Leadership Structure

The positions of our Chairman of the Board and Chief Executive Officer are separated. Separating these positions allows our Chief Executive Officer to focus on our day-to-day business, while allowing the Chairman of the Board to lead our Board in its fundamental role of providing advice to and independent oversight of management. Our Board recognizes the time, effort and energy that the Chief Executive Officer must devote to his position in the current business environment, as well as the commitment required to serve as our Chairman, particularly as the Board’s oversight responsibilities continue to grow. Our Board also believes that this structure ensures a greater role for the independent directors in the oversight of our company and active participation of the independent directors in setting agendas and establishing priorities and procedures for the work of the Board.

Although our amended and restated bylaws do not require that we separate the Chairman of the Board and Chief Executive Officer positions, our Board believes that having separate positions is the appropriate leadership structure for us at this time. The Board recognizes that depending on the circumstances, other leadership models, such as combining the role of Chairman of the Board with the role of Chief Executive Officer, might be appropriate. Accordingly, our Board may periodically review its leadership structure. The Board believes its administration of its risk oversight function has not affected its leadership structure.

Our independent directors meet alone in executive session at no less than four regular meetings of the Board each year. The Chairman of the Board may call additional executive sessions of the independent directors at any time, and the Chairman of the Board shall call an executive session at the request of a majority of the independent directors. The purpose of these executive sessions is to promote open and candid discussion among non-employee directors.

Role of the Board in Risk Oversight

Risk is inherent with every business, and how well a business manages risk can ultimately determine its success. We face a number of risks. Our Board believes that risk management is an important part of establishing, updating and executing on our business strategy. The Board, as a whole and at the committee level, has oversight responsibility relating to risks that could affect our corporate strategy, business objectives, compliance, operations, financial condition and performance. Our Board focuses its oversight on the most significant risks facing us and on its processes to identify, prioritize, assess, manage and mitigate those risks. The Board and its committees receive regular reports from members of our senior management on areas of material risk to us, including strategic, operational, financial, legal and regulatory risks. While our Board has an oversight role, management is principally tasked with direct responsibility for management and assessment of risks and the implementation of processes and controls to mitigate their effects on us.

The audit committee, as part of its responsibilities, oversees the management of financial risks, including accounting matters, liquidity and credit risks, corporate tax positions, insurance coverage, and cash investment strategy and results. The audit committee is also responsible for overseeing the management of risks relating to the performance of our internal audit function, if required, and its independent registered public accounting firm, as well as our systems of internal controls and disclosure controls and procedures. The compensation committee is responsible for overseeing the management of risks relating to our executive compensation and overall compensation and benefit strategies, plans, arrangements, practices and policies. The nominating and corporate governance committee oversees the management of risks associated with our overall compliance and corporate governance practices, and the independence and composition of our Board. These committees provide regular reports, on at least a quarterly basis, to the full Board.

Code of Business Conduct and Ethics

We adopted a code of business conduct and ethics that applies to all of our employees, officers and directors, including those officers responsible for financial reporting. The code of business conduct and ethics is available on our website at www.fiveprime.com.

We intend to satisfy the disclosure requirement under Item 5.05 of Form 8-K regarding an amendment to, or a waiver from, any provision of our code of business conduct and ethics that applies to our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions, by posting such information on our website at the Internet address set forth above. We have not amended or granted any waivers of a provision of our code of business conduct and ethics during 2013.

Hedging and Pledging Policies

We prohibit all of our directors, officers and employees from engaging in any speculative transaction designed to decrease the risks associated with holding our securities, including hedging or similar transactions. We also prohibit any pledging of our securities as collateral for loans and holding our securities in margin accounts. An exception from such policies must be approved by the Compliance Officer, in consultation with the Board or an independent committee of the Board.

Stockholder Communications with Our Board of Directors

Stockholders wishing to communicate directly with our Board may send correspondence to our Secretary, c/o Five Prime Therapeutics, Inc., Two Corporate Drive, South San Francisco, California 94080. All comments will be forwarded directly to the Board.

PROPOSAL 2

RATIFICATION OF APPOINTMENT OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The audit committee has appointed Ernst & Young LLP to act as our independent registered public accounting firm and to audit our financial statements for the fiscal year ending December 31, 2014. This appointment will continue at the pleasure of the audit committee and is presented to the stockholders for ratification as a matter of good corporate governance. In the event that this appointment is not ratified by our stockholders, the audit committee will consider that fact when it selects our independent auditors for the following fiscal year.

We expect representatives of Ernst & Young LLP will attend the Annual Meeting. We will provide these representatives an opportunity to make a statement at the Annual Meeting if they desire to do so and they will be available to respond to appropriate questions from stockholders.

Vote Required

The proposal to ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2014, requires an affirmative vote of the majority of the shares represented in person or by proxy at the Annual Meeting and entitled to vote on the proposal.

Our Recommendation

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

Pre-Approval Policies and Procedures

Our audit committee approves the fees and other compensation we pay to Ernst & Young LLP for audit services and pre-approves non-audit services provided by Ernst & Young LLP before it is engaged by us to render non-audit services. These services may include audit-related services, tax services and other services.

The pre-approval requirement set forth above does not apply with respect to non-audit services if:

•	the aggregate amount of all such services provided constitutes no more than 5% of the total amount of revenues paid by us to our auditor during the fiscal year in which the services are provided;

•	such services were not recognized by us at the time of the engagement to be non-audit services; and

•	such services are promptly brought to the attention of the audit committee and approved prior to the completion of the audit by the audit committee or by one or more members of the audit committee who are members of the Board to whom the audit committee has delegated authority to grant such approvals.

The audit committee may delegate to one or more designated members of the audit committee the authority to grant required pre-approvals. The decisions of any member to whom authority is delegated to pre-approve non-audit services shall be presented to the full audit committee at its next scheduled meeting. The audit committee approved all of the fees described below pursuant to the policies outlined above.

Independent Registered Public Accounting Firm Fees and Services

During the fiscal years ended December 31, 2013 and 2012, we retained Ernst & Young LLP to provide audit and other services. The following table represents aggregate fees billed or to be billed to us by Ernst & Young LLP for services performed for the fiscal years ended December 31, 2013 and 2012:

Fees	2013	2012
Audit Fees(1)	$1,269,029	$98,778
Audit-Related Fees	—	—
Tax Fees(2)	17,500	17,500
All Other Fees	—	—

Total	$1,286,529	$116,278

(1)	This category consisted of fees for professional services rendered for the audit of our financial statements, review of interim financial statements, assistance with registration statements filed with the SEC and services that are normally provided by Ernst & Young LLP in connection with statutory and regulatory filings or engagements. Related to the year ended December 31, 2013, a fee of $908,408 was billed in connection with the filing of our Registration Statement on Form S-1, amendments thereto, and certain other SEC filings we made in connection with our initial public offering.
(2)	This category consisted of fees for professional services rendered for tax compliance and tax advice.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth information for each of the last two completed fiscal years regarding compensation awarded to or earned by our President and Chief Executive Officer and the two other most highly compensated executive officers, or collectively, the named executive officers.

Name and Principal Position	Year	Salary ($)	Option Awards(1) ($)	Non-Equity Incentive Plan Compensation(2) ($)	Total ($)
Lewis T. Williams, M.D., Ph.D. Founder, President and Chief Executive Officer	2013 2012	525,000 525,000	423,180 239,573	300,000 250,000	1,248,180 1,014,573

Julie Hambleton, M.D. Senior Vice President and Chief Medical Officer	2013	350,000	575,880	137,900	1,063,780

Aron M. Knickerbocker Senior Vice President and Chief Business Officer	2013 2012	362,833 332,667	126,950 326,393	149,300 104,300	639,083 763,360

(1)	Amounts reflect the grant date fair value of option awards determined in accordance with ASC 718. For information regarding assumptions underlying the value of equity awards, see Note 1 to our financial statements and the discussion under “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Critical Accounting Policies—Stock-Based Compensation,” included in our Annual Report on Form 10-K. These amounts do not correspond to the actual value that the named executive officers will recognize.
(2)	Amounts represent amounts earned under our bonus program for the respective year based on the achievement of company and individual performance goals and other factors deemed relevant by our Board and compensation committee. In 2013, our company goals related to the advancement of our clinical and preclinical programs, business and corporate development objectives, internal discovery and discovery collaboration objectives and financial management objectives. We determined Dr. Williams’ annual performance bonus based on attainment of company objectives and his leadership of the company, which bonus our Board and compensation committee determined was appropriate given his responsibility for the overall direction and success of our business. We based annual performance bonuses for each of the other named executive officers on an equal balance of company performance (50%) and individual performance (50%), which our Board and compensation committee determined was appropriate in order to reinforce the importance of integrated and collaborative leadership. For 2013, the compensation committee determined that each of Dr. Williams, Dr. Hambleton and Mr. Knickerbocker were entitled to an annual bonus equal to approximately 57.1%, 39.4% and 41.0%, respectively, of their annual base salary.

Outstanding Equity Awards at Fiscal Year-End

The following table provides information regarding equity awards held by the named executive officers that were outstanding as of December 31, 2013.

	Option Awards
Name	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)		Option Exercise Price ($/Sh)	Option Expiration Date
Lewis T. Williams, M.D., Ph.D.	81,300	—		1.23	10/25/2016
	162,601	—		4.56	4/15/2019
	52,083	8,892	(1)	6.89	7/28/2020
	71,139	50,812	(1)	8.49	10/19/2021
	21,595	39,380	(1)	5.54	7/15/2022
	8,469	72,831	(1)	7.26	7/18/2023
Julie Hambleton, M.D.	28,455	85,366	(2)	5.54	1/9/2023
	2,541	21,849	(1)	7.26	7/18/2023
Aron M. Knickerbocker	1,186	—		4.56	10/20/2019
	10,068	1,720	(1)	6.89	7/28/2020
	9,823	6,437	(1)	8.49	7/13/2021
	8,141	8,850	(1)	8.49	1/1/2022
	20,155	36,755	(1)	5.54	7/15/2022
	2,540	21,850	(1)	7.26	7/18/2023

(1)	This option vests over four years in equal monthly installments.
(2)	This option vested with respect to 25% of the shares subject to the option on the one-year anniversary of the vesting commencement date and the remainder vests over three years in equal monthly installments.

Offer Letter and Severance Agreements

Offer Letter Agreements

We have entered into employment offer letter agreements with all of our named executive officers other than our founder, Dr. Williams. We designed these agreements to be part of a competitive compensation package and to keep our executive officers focused on our business goals and objectives. These agreements provide for base salaries and incentive compensation benefits, and each component reflects the scope of each named executive officer’s anticipated responsibilities and the individual experience they bring to the company.

Julie Hambleton. We entered into an employment offer letter with Dr. Hambleton on November 19, 2012, for the position of Senior Vice President and Chief Medical Officer. Pursuant to Dr. Hambleton’s employment offer letter, we agreed to an initial annual base salary and target bonus. We also agreed to pay Dr. Hambleton a sign-on bonus and to grant to Dr. Hambleton an option to purchase shares of our common stock, subject to approval by the Board. Dr. Hambleton’s annual base salary increased from $350,000 to $385,000 on February 1, 2014. Dr. Hambleton’s annual target bonus is currently 35% of her annual base salary. Dr. Hambleton is eligible to participate in our employee benefit plans on the same terms as other regular, full-time employees.

Aron M. Knickerbocker. We entered into an employment offer letter with Mr. Knickerbocker on September 8, 2009, for the position of Vice President, Business Development. We subsequently promoted Mr. Knickerbocker to Senior Vice President and Chief Business Officer. Pursuant to Mr. Knickerbocker’s employment offer letter, we agreed to an initial annual base salary, a target bonus and a hiring bonus. We also agreed to grant to Mr. Knickerbocker options to purchase shares of our common stock, subject to approval by the Board. Currently,

Mr. Knickerbocker’s annual base salary is $364,000 and his annual target bonus is 40% of his annual base salary. Mr. Knickerbocker is eligible to participate in our employee benefit plans on the same terms as other regular, full-time employees.

Severance Agreements

We have entered into executive severance benefits agreements, or the severance agreements, with each of our named executive officers. These severance agreements provide that, in the event we terminate the executive’s employment without “cause,” as defined in the severance agreements, at any time or we terminate the executive’s employment without cause or he or she resigns for “good reason,” as defined in the severance agreements, within three months prior to or 12 months following a change of control of the company, the executive will be entitled to receive the severance benefits described below, subject to executing a general release of claims in favor of us and complying with, among other things, the confidentiality and non-compete provisions of his or her severance agreement.

In addition, the severance agreements provide that in the event that the severance and other benefits provided for or otherwise payable to the executive constitute “parachute payments” within the meaning of Section 280G of the Code and are subject to the excise tax imposed by Section 4999 of the Code, then we will pay (i) the executive’s severance benefits under the severance agreement in full if the quotient obtained by dividing (a) the excess of (1) the full payment, over (2) the largest payment possible without the imposition of the excise tax, or the reduced payment, by (b) the reduced payment, is greater than 10%, or (ii) the reduced payment if such quotient is less than or equal to 10%.

Lewis T. Williams. In the event of termination without cause or his resignation for good reason, Dr. Williams will be entitled to: (i) payments equal to 12 months of his base salary and pro-rata annual bonus, as in effect on the date of his termination, payable in substantially equal installments in accordance with our normal payroll policies then in effect, less applicable withholdings, with such installments to commence on the first payroll period following the later of the date of his termination and the effective date of his general release of claims; (ii) acceleration of 50% of any unvested shares subject to outstanding options to purchase our common stock held by Dr. Williams on the date of his termination; (iii) lapse of our reacquisition or repurchase rights with respect to 50% of any unvested shares of common stock issued or issuable pursuant to any other stock award granted to Dr. Williams pursuant to an equity incentive plan; and (iv) if elected by Dr. Williams, payment or reimbursement of COBRA premiums through the earlier of 12 months from his termination date or the date he and his covered dependents, if any, become eligible for group health insurance through another employer.

In connection with termination without cause or resignation for good reason following a change of control, Dr. Williams will be entitled to: (i) payments equal to 24 months of his base salary and pro-rata annual bonus, as in effect on the date of the change of control or the date of his termination, payable in substantially equal installments in accordance with our normal payroll policies then in effect, less applicable withholdings, with such installments to commence on the first payroll period following the later of the date of his termination and the effective date of his general release of claims; (ii) acceleration of all unvested shares subject to outstanding options to purchase our common stock held by Dr. Williams on the date of his termination; (iii) lapse of our reacquisition or repurchase rights with respect to all unvested shares of common stock issued or issuable pursuant to any other stock award granted to Dr. Williams pursuant to an equity incentive plan; and (iv) if elected by Dr. Williams, payment or reimbursement of COBRA premiums through the earlier of 24 months from his termination date or the date he and his covered dependents, if any, become eligible for group health insurance through another employer.

Julie Hambleton. In the event of termination without cause, Dr. Hambleton will be entitled to (i) payments equal to nine months of her base salary and pro-rata annual bonus, as in effect on the date of her termination, payable in substantially equal installments in accordance with our normal payroll policies then in effect, less applicable withholdings, with such installments to commence on the first payroll period following the later of the date of her termination and the effective date of her general release of claims; (ii) acceleration of 50% of any unvested shares subject to outstanding options to purchase our common stock held by Dr. Hambleton on the date of her termination; (iii) lapse of our reacquisition or repurchase rights with respect to 50% of any unvested shares of common stock issued or issuable pursuant to any other stock award granted to Dr. Hambleton pursuant to an equity incentive plan; and (iv) if elected by Dr. Hambleton, payment or reimbursement of COBRA premiums through the earlier of nine months from her termination date or the date she and her covered dependents, if any, become eligible for group health insurance through another employer.

In connection with termination without cause or resignation for good reason following a change of control, Dr. Hambleton will be entitled to: (i) payments equal to 18 months of her base salary and pro-rata annual bonus, as in effect on the date of the change of control or the date of her termination, payable in substantially equal installments in accordance with our normal payroll policies then in effect, less applicable withholdings, with such installments to commence on the first payroll period following the date of her termination; (ii) acceleration of all unvested shares subject to outstanding options to purchase our common stock held by Dr. Hambleton on the date of her termination; (iii) lapse of our reacquisition or repurchase rights with respect to all unvested shares of common stock issued or issuable pursuant to any other stock award granted to Dr. Hambleton pursuant to an equity incentive plan; and (iv) if elected by Dr. Hambleton, payment or reimbursement of COBRA premiums through the earlier of 18 months from her termination date or the date she and her covered dependents, if any, become eligible for group health insurance through another employer.

Aron M. Knickerbocker. In the event of termination without cause, Mr. Knickerbocker will be entitled to: (i) payments equal to nine months of his base salary and pro-rata annual bonus, as in effect on the date of his termination, payable in substantially equal installments in accordance with our normal payroll policies then in effect, less applicable withholdings, with such installments to commence on the first payroll period following the later of the date of his termination and the effective date of his general release of claims; (ii) acceleration of 50% of any unvested shares subject to outstanding options to purchase our common stock held by Mr. Knickerbocker on the date of his termination; (iii) lapse of our reacquisition or repurchase rights with respect to 50% of any unvested shares of common stock issued or issuable pursuant to any other stock award granted to Mr. Knickerbocker pursuant to an equity incentive plan; and (iv) if elected by Mr. Knickerbocker, payment or reimbursement of COBRA premiums through the earlier of nine months from his termination date or the date he and his covered dependents, if any, become eligible for group health insurance through another employer.

In connection with termination without cause or resignation for good reason following a change of control, Mr. Knickerbocker will be entitled to: (i) payments equal to 18 months of his base salary and pro-rata annual bonus, as in effect on the date of the change of control or the date of his termination, payable in substantially equal installments in accordance with our normal payroll policies then in effect, less applicable withholdings, with such installments to commence on the first payroll period following the date of his termination; (ii) acceleration of all unvested shares subject to outstanding options to purchase our common stock held by Mr. Knickerbocker on the date of his termination; (iii) lapse of our reacquisition or repurchase rights with respect to all unvested shares of common stock issued or issuable pursuant to any other stock award granted to Mr. Knickerbocker pursuant to an equity incentive plan; and (iv) if elected by Mr. Knickerbocker, payment or reimbursement of COBRA premiums through the earlier of 18 months from his termination date or the date he and his covered dependents, if any, become eligible for group health insurance through another employer.

Other Benefits

Our named executive officers are eligible to participate in all of our employee benefit plans, such as medical, dental, vision, group life, short and long-term disability, and our 401(k) plan, in each case on the same basis as other employees, subject to applicable laws. We also provide vacation and other paid holidays to all employees, including our named executive officers.

We believe these benefits are important to attracting and retaining experienced executives. We do not currently provide perquisites to our executive officers, given our attention to the cost-benefit tradeoff of such benefits, and the Board’s knowledge of the benefit offerings at other public companies.

Tax and Accounting Considerations

Section 162(m). Section 162(m) of the Code generally disallows a tax deduction for compensation in excess of $1.0 million paid to our Chief Executive Officer and our three other most highly paid executive officers other than our principal financial officer. Qualifying performance-based compensation is not subject to the deduction limitation if specified requirements are met. We generally intend to structure the performance-based portion of our executive compensation, when feasible, to comply with exemptions in Section 162(m) so that the compensation remains tax deductible to us. However, our Board may, in its judgment, authorize compensation payments that do not comply with the exemptions in Section 162(m) when it believes that such payments are appropriate to attract and retain executive talent.

Section 409A. The compensation committee also takes into account whether components of our compensation program may be subject to the penalty tax associated with Section 409A of the Code, and aims to structure the elements of compensation to comply with or be exempt from Section 409A to avoid such potential adverse tax consequences.

Sections 4999 and 280G. Section 4999 of the Code imposes a 20% excise tax on certain “excess parachute payments” made to “disqualified individuals.” Under Section 280G of the Code, such excess parachute payments are also nondeductible to the payor. If payments that are contingent on a change in control to a disqualified individual (which terms include the named executive officers) exceed three times the individual’s “base amount,” they constitute “excess parachute payments” to the extent they exceed one times the individual’s base amount.

We have entered into agreements with each of our named executive officers, pursuant to which we will cap the payments to these executives if needed to avoid application of Sections 4999 and 280G, but only if the officer is better off on a net after-tax basis by at least 10%. We would not be permitted to claim a federal income tax deduction for the portion of the change of control payment that constitutes an “excess parachute payment.”

ASC 718. In addition, we account for equity compensation paid to our employees in accordance with ASC 718, which requires us to estimate and record an expense over the service period of the award. We record cash compensation as an expense at the time the obligation is accrued. The accounting impact of our compensation programs is one of many factors that we consider in determining the size and structure of our programs.

Equity Benefit Plans

2013 Omnibus Incentive Plan and Prior Equity Plans

General. In June 2013, our Board adopted and in September 2013, our stockholders approved our 2013 Omnibus Incentive Plan, or 2013 Plan, for the purpose of attracting and retaining non-employee directors, executive officers and other key employees and service providers, including officers, employees and service providers of our affiliates, and to stimulate their efforts toward our continued success, long-term growth and profitability. The 2013 Plan provides for the grant of stock options, stock appreciation rights, restricted stock, unrestricted stock, stock units, dividend equivalent rights, other equity-based awards and cash bonus awards. We also maintain the 2010 Equity Incentive Plan and 2002 Equity Incentive Plan, or the Prion Plans, which have been terminated and under which no future awards will be granted, but under which outstanding options have been granted. These options will continue to be governed by the terms of the applicable Prior Plan.

Authorized Shares. As of March 17, 2014, we had 4,151,221 shares of common stock reserved for issuance pursuant to the 2013 Plan. On January 1 of every year, the number of shares of common stock available for issuance under the 2013 Plan shall automatically increase by 4% of the total number of issued and outstanding shares of our common stock as of December 31 of the immediately preceding year. On January 1, 2014, the total number of shares available for issuance under the 2013 Plan was increased by 673,685 shares pursuant to this provision. As of December 31, 2013, options to purchase 36,620 shares of our common stock were outstanding under the 2013 Plan and 2,200,377 under the Prior Plans.

Change in Control. If we experience a change in control in which equity-based awards under the 2013 Plan that are not exercised prior to the change in control will not be assumed or continued by the surviving entity, unless otherwise provided in an award agreement: (i) all restricted shares will vest, and all stock units and dividend equivalents will vest and the underlying shares will be delivered immediately before the change in control, and (ii) at the Board’s discretion either all options and stock appreciation rights will become exercisable 15 days before the change in control and terminate upon the consummation of the change in control, or all options, stock appreciation rights, restricted shares and stock units may be cancelled before the change in control in exchange for payment of any amount in cash or securities having a value (as determined by our Board), in the case of restricted shares or stock units, equal to the formula or fixed price per share paid to our stockholders and, in the case of options and stock appreciation rights, equal to the product of the number of shares subject to the option or stock appreciation right multiplied by the amount by which the formula or fixed price paid to our stockholders exceeds the exercise price of the option or the stock appreciation right. In the case of performance shares and performance units, however, if more than half of the performance period has lapsed, we will convert the performance shares based on actual performance to date. If less than half of the performance period has lapsed, or if we cannot determine actual performance, we will convert the performance shares and performance units assuming target performance has been achieved.

2013 Employee Stock Purchase Plan

General. In August 2013, our Board adopted and in September 2013, our stockholders approved a 2013 Employee Stock Purchase Plan, or ESPP. The purpose of the ESPP is to enable our eligible employees, through payroll deductions or cash contributions, to purchase shares of our common stock, to increase our employees’ interest in our growth and success and encourage employees to remain in our employment. Any of our employees may participate in the ESPP, except: (i) an employee whose customary employment is less than 20 hours per week; and (ii) an employee who, after exercising his or her rights to purchase common stock under the ESPP, would own shares of common stock (including shares that may be acquired under any outstanding options) representing 5% or more of the total combined voting power of all classes of our capital stock. An employee must be employed on the last trading day of the purchase period, or a purchase date, to acquire common stock under the ESPP unless the employee has retired, died or become disabled, been laid off, discharged without cause or is on an approved leave of absence.

Authorized Shares. As of March 17, 2014, we had 418,421 shares of common stock reserved for purchase by our eligible employees. In addition, the number of shares of common stock available for purchase by our eligible employees under the ESPP will automatically increase annually on January 1 until (and including) January 1, 2023, in an amount equal to the lesser of (i) 1% of the total number of issued and outstanding shares of our common stock as of December 31 of the immediately preceding year, or (ii) 300,000 shares of our common stock. Notwithstanding the foregoing, our Board may act prior to January 1 of any calendar year to provide that there shall be no increase in the share reserve for such calendar year or that the increase in the share reserve for such calendar year shall be a lesser number of shares of common stock than would otherwise occur pursuant to the preceding sentence. On January 1, 2014, the total number of shares available for issuance under the ESPP was increased by 168,421 shares pursuant to this provision.

401(k) Retirement Plan

We maintain a defined contribution employee retirement plan for our employees. Our 401(k) plan is intended to qualify as a tax-qualified plan under Section 401 of the Code so that contributions to our 401(k) plan and income earned on such contributions are not taxable to participants until withdrawn or distributed from the 401(k) plan. Our 401(k) plan provides that each participant may contribute up to 100% of his or her pre-tax compensation, up to a statutory limit of $17,500 for 2013 and 2014. Participants who are at least 50 years old can also make “catch-up” contributions, which in 2013 and 2014 may be up to an additional $5,500 above the statutory limit. Our 401(k) plan also permits us to make discretionary and matching contributions, subject to established limits and a vesting schedule. To date, we have not made any discretionary or matching contributions to the plan on behalf of participating employees.

DIRECTOR COMPENSATION

Cash and Equity Compensation

We maintain a non-employee director compensation policy, pursuant to which each non-employee director receives an annual base cash retainer of $35,000. In addition, our non-employee directors receive the following cash compensation for Board services, as applicable:

•	the Chairman of the Board receives an additional annual retainer of $35,000;

•	each member of our audit, compensation and nominating and corporate governance committees, other than the chairperson, receives an additional annual retainer of $8,000, $6,000 and $4,000, respectively; and

•	each chairperson of our audit, compensation and nominating and corporate governance committees receives an additional annual retainer of $20,000, $15,000 and $9,500, respectively.

We pay all amounts in quarterly installments. We also reimburse each of our directors for their travel expenses incurred in connection with their attendance at Board and committee meetings.

In addition, during 2013, newly appointed non-employee directors received a one-time initial award of options to purchase 25,000 shares of our common stock, which will vest in equal annual installments over a three-year period, subject to the director’s continued service on the Board. Thereafter, each non-employee director will receive an annual award of options to purchase 12,500 shares of our common stock, which will vest in its entirety on the earlier to occur of (i) the one-year anniversary of the grant date and (ii) the day before the subsequent annual meeting of stockholders, subject to the director’s continued service on the Board.

Director Compensation

The following table sets forth information concerning compensation accrued or paid to our independent, non-employee directors during the year ended December 31, 2013 for their service on our Board. Directors who are also our employees receive no additional compensation for their service as directors and are not set forth in the table below.

Name	Fees Earned or Paid in Cash ($)	Option Awards(1)(2)(3) ($)	Total ($)
Brian G. Atwood(4)	23,992	20,143	44,135
Franklin M. Berger	31,851	20,143	51,994
Brook H. Byers(5)	—	—	—
Fred E. Cohen, M.D., D.Phil.(4)	11,139	20,143	31,282
R. Lee Douglas	27,282	20,143	47,425
Peder K. Jensen, M.D.	29,424	20,143	49,567
Mark D. McDade	29,281	20,143	49,424

(1)	Amounts reflect the grant date fair value of option awards granted in 2013 in accordance with ASC 718. For information regarding assumptions underlying the value of equity awards, see Note 1 to our financial statements and the discussion under “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Critical Accounting Policies—Stock-Based Compensation,” included in our Annual Report on Form 10-K. These amounts do not correspond to the actual value that the named directors will recognize.
(2)	On July 19, 2013, the Board granted options to purchase 4,065 shares of our common stock to each director listed above. These options vest over one year in equal monthly installments.

(3)	The following table provides the total number of options outstanding for each director as of December 31, 2013:

Name	Options Outstanding (#)
Brian G. Atwood	12,195
Franklin M. Berger	24,390
Brook H. Byers	—
Fred E. Cohen, M.D., D.Phil.	12,195
R. Lee Douglas	24,390
Peder K. Jensen, M.D.	20,325
Mark D. McDade	34,145

(4)	These directors are affiliated with certain of our investors and as such received no cash compensation for their services as directors prior to September 2013.
(5)	Mr. Byers is affiliated with one of our investors and as such received no cash compensation for his service as a director. Mr. Byers resigned from the Board effective May 28, 2013.

Indemnification

We entered into indemnification agreements with each of our directors and executive officers. These indemnification agreements and our amended and restated certificate of incorporation and amended and restated bylaws provide for indemnification of each of our directors and executive officers to the fullest extent permitted by Delaware law.

TRANSACTIONS WITH RELATED PERSONS

Policies and Procedures Regarding Transactions with Related Persons

We have adopted a policy in which either (i) our audit committee (or any other committee of the Board consisting of independent directors), or (ii) the full Board reviews and approves all proposed related-person transactions. This review covers any transaction, arrangement or relationship, or any series of similar transactions, arrangements or relationships, in which we were or are to be a participant, the amount involved exceeds $120,000, and a related person had or will have a direct or indirect material interest, including purchases of goods or services by or from a related person or entities in which the related person has a material interest, and indebtedness, guarantees of indebtedness and employment by us of a related person. A “related person” is any person who is or was one of our executive officers, directors or director nominees or is a holder of more than 5% of our common stock, or their immediate family members or any entity owned or controlled by any of the foregoing persons.

Other than the participation in our initial public offering, all of the transactions described below were entered into prior to the adoption of this policy and were approved by the Board.

Certain Related-Person Transactions

We describe below transactions and series of similar transactions since January 1, 2013 to which we were a party or will be a party, and in which:

•	the amounts involved exceeded or will exceed $120,000; and

•	any of our directors, executive officers or holders of more than 5% of our capital stock, or an affiliate or immediate family member thereof, had or will have a direct or indirect material interest, other than compensation, termination and change of control arrangements with our named executive officers and directors, which are described where required under “Executive Compensation—Offer Letter and Severance Agreements” and “Director Compensation—Cash and Equity Compensation.”

We believe the terms obtained or consideration that we paid or received, as applicable, in connection with the transactions described below were comparable to terms available or the amounts that we would pay or receive, as applicable, in arm’s-length transactions with unrelated third parties.

Participation in Our Initial Public Offering

The following table summarizes the participation in our initial public offering by certain parties and their affiliated entities who at the time of our initial public offering were holders of more than 5% of our capital stock:

Participants	Common Stock Purchased in the Initial Public Offering (#)	Aggregate Purchase Price ($)
Entities affiliated with Advanced Technology Ventures(1)	38,462	500,006
Domain Partners VI, L.P.(2)	38,462	500,006
Entities affiliated with HealthCap(3)	38,462	500,006
Entities affiliated with Kleiner Perkins Caufield & Byers(4)	38,462	500,006
Pfizer Inc.	38,462	500,006
Entities affiliated with TPG(5)	38,462	500,006
Entities affiliated with Versant Ventures(6)	76,923	999,999

(1)

Consists of (a) 36,068 shares of common stock purchased by Advanced Technology Ventures VII, L.P., (b) 1,447 shares of common stock purchased by Advanced Technology Ventures VII (B), L.P., (c) 696 shares of common stock purchased by Advanced Technology Ventures VII (C), L.P. and (d) 251 shares of common stock purchased by ATV Entrepreneurs VII, L.P. ATV Associates VII, L.L.C., or ATV A VII, is the general partner of each of Advanced Technology Ventures VII, L.P., Advanced Technology Ventures VII (B), L.P., Advanced Technology Ventures VII (C), L.P. and ATV Entrepreneurs VII, L.P.
(2)	One Palmer Square Associates VI, LLC, or One Palmer Square, is the general partner of Domain Partners VI, L.P.
(3)	Consists of (a) 21,100 shares of common stock purchased by HealthCap IV, L.P., or HCLP, (b) 15,246 shares of common stock purchased by HealthCap IV Bis, L.P., or HCBIS, (c) 1,539 shares of common stock purchased by HealthCap IV KB, or HCKB, and (d) 577 shares of common stock purchased by OFCO Club IV, or OFCO. HealthCap IV GP SA, L.L.C., or HCSA, is the general partner of HCLP and HCBIS. HealthCap IV GP AB, L.L.C., or HCAB, is the general partner of HCKB. Odlander, Fredrikson & Co AB, L.L.C., or OFCO AB, is a member of OFCO.
(4)	Consists of (a) 14,950 shares of common stock purchased by Kleiner Perkins Caufield & Byers IX-A, L.P., or KPCB IX-A, (b) 13,160 shares of common stock purchased by Kleiner Perkins Caufield & Byers X-A, L.P., or KPCB X-A, (c) 9,519 shares of common stock purchased by individuals and entities associated with Kleiner Perkins Caufield & Byers, (d) 462 shares of common stock purchased by Kleiner Perkins Caufield & Byers IX-B, L.P., or KPCB IX-B, and (e) 371 shares of common stock purchased by Kleiner Perkins Caufield & Byers X-B, L.P., or KPCB X-B. KPCB IX Associates, LLC, or KPCB IX Associates, is the general partner of KPCB IX-A and KPCB IX-B. KPCB X Associates, LLC, or KPCB X Associates, is the general partner of KPCB X-A and KPCB X-B.
(5)	Consists of (a) 26,924 shares of common stock purchased by TPG Biotechnology Partners, L.P., or TPG Biotech Partners, and (b) 11,538 shares of common stock purchased by TPG Ventures, L.P., or TPG Ventures. TPG Group Holdings (SBS) Advisors, Inc., a Delaware corporation, is the general partner of TPG Group Holdings (SBS), L.P., a Delaware limited partnership, which is the sole member of TPG Holdings I-A, LLC, a Delaware limited liability company, which is the general partner of TPG Holdings I, L.P., a Delaware limited partnership, which is the sole member of each of TPG Ventures GenPar Advisors LLC, a Delaware limited liability company, or TPG Ventures GenPar Advisors, and TPG Biotechnology GenPar Advisors, LLC, a Delaware limited liability company, or TPG Biotech GenPar Advisors. TPG Ventures GenPar Advisors is the general partner of TPG Ventures GenPar, L.P., a Delaware limited partnership, or TPG Ventures GenPar, which is the general partner of TPG Ventures. TPG Biotech GenPar Advisors is the general partner of TPG Biotechnology GenPar, L.P., a Delaware limited partnership, or TPG Biotech GenPar, which is the general partner of TPG Biotech Partners. Dr. Cohen, a member of our Board, is a partner of TPG Biotech Partners.
(6)	Consists of (a) 75,415 shares of common stock purchased by Versant Venture Capital I, L.P. and (b) 1,508 shares of common stock purchased by Versant Side Fund I, L.P. Versant Ventures I, L.L.C., or Versant Ventures, is the general partner of each of Versant Venture Capital I, L.P. and Versant Side Fund I, L.P. Mr. Atwood, a member of our Board, is a managing member of Versant Ventures.

Other Transactions

We entered into various employment-related agreements and compensatory arrangements with our directors and executive officers that, among other things, provide for compensatory and certain severance and change of control benefits. For a description of these agreements and arrangements, see the sections entitled “Executive Compensation—Offer Letter and Severance Agreements” and “Director Compensation—Cash and Equity Compensation.”

We entered into indemnification agreements with each of our current directors and executive officers. See “Director Compensation—Indemnification.”

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding the beneficial ownership of shares of our common stock as of March 19, 2014, by (i) each named executive officer, (ii) each director and nominee for director, (iii) all directors and executive officers as a group and (iv) each person, or group of affiliated persons, who is known by us to beneficially own more than 5% of our outstanding common stock. Other than as set forth in this table, we are not aware of any person or group that holds in excess of 5% of our outstanding common stock.

Information with respect to beneficial ownership is based on information furnished to us by each director, executive officer or stockholder who holds more than 5% of our outstanding common stock, and Schedules 13G or 13D filed with the SEC, as the case may be. Beneficial ownership is determined according to the rules of the SEC and generally means that a person has beneficial ownership of a security if he or she possesses sole or shared voting or investment power of that security, and includes options and warrants that are currently exercisable within 60 days of March 19, 2014. Options to purchase shares of our common stock that are exercisable within 60 days of March 19, 2014, are deemed to be beneficially owned by the persons holding these options for the purpose of computing percentage ownership of that person, but are not treated as outstanding for the purpose of computing any other person’s ownership percentage. Except as indicated in the footnotes below, each of the beneficial owners named in the table below has, to our knowledge, sole voting and investment power with respect to all shares of common stock listed as beneficially owned by him or her, except for shares owned jointly with that person’s spouse.

We have based our calculation of beneficial ownership on 21,357,363 shares of our common stock outstanding as of March 19, 2014.

Unless otherwise indicated, the address for each of the stockholders in the table below is c/o Five Prime Therapeutics, Inc., Two Corporate Drive, South San Francisco, California 94080.

Name and Address of Beneficial Owner	Amount & Nature of Beneficial Ownership	Percent of Class (Common Stock)
Named Executive Officers and Directors:
Lewis T. Williams, M.D., Ph.D.(1)	834,597	3.8%
Julie Hambleton, M.D.(2)	44,884	*
Aron M. Knickerbocker(3)	99,394	*
Brian G. Atwood(4)	1,103,330	5.2%
Franklin M. Berger(5)	22,356	*
Fred E. Cohen, M.D., D.Phil.(6)	11,178	*
R. Lee Douglas(7)	54,657	*
Peder K. Jensen, M.D.(8)	15,751	*
Mark D. McDade(9)	33,128	*
All executive officers and directors as a group (12 persons)	2,396,390	10.8%
5% Stockholders:
Entities affiliated with Pfizer(10)	1,576,585	7.1%
Entities affiliated with Biotechnology Value Fund(11)	1,136,000	5.3%
Entities affiliated with Versant Ventures(12)	1,092,152	5.1%

*	Represents beneficial ownership of less than 1% of our outstanding common stock.
(1)	Consists of (a) 406,503 shares of common stock and (b) 428,094 shares of common stock issuable upon the exercise of stock options within 60 days of March 19, 2014.
(2)	Consists solely of shares of common stock issuable upon the exercise of stock options within 60 days of March 19, 2014.
(3)	Consists of (a) 35,073 shares of common stock and (b) 64,321 shares of common stock issuable upon the exercise of stock options within 60 days of March 19, 2014.

(4)	Consists of (a) 11,178 shares of common stock issuable upon the exercise of stock options within 60 days of March 19, 2014, (b) 20,303 shares of common stock held by Versant Affiliates Fund I-A, L.P., (c) 42,637 shares of common stock held by Versant Affiliates Fund I-B, L.P., (d) 19,779 shares of common stock held by Versant Side Fund I, L.P. and (e) 1,009,433 shares of common stock held by Versant Venture Capital I, L.P. Mr. Atwood is a managing member of Versant Ventures, which is the general partner of each of Versant Affiliates Fund I-A, L.P., Versant Affiliates Fund I-B, L.P., Versant Side Fund I, L.P. and Versant Venture Capital I, L.P., or collectively the Versant Entities. As such, Mr. Atwood shares voting and dispositive control over the shares held by the Versant Entities and may be deemed to have indirect beneficial ownership of such shares. Mr. Atwood disclaims beneficial ownership of all shares held by the Versant Entities, except to the extent of his proportionate pecuniary interest therein.
(5)	Consists solely of shares of common stock issuable upon the exercise of stock options within 60 days of March 19, 2014.
(6)	Consists solely of shares of common stock issuable upon the exercise of stock options within 60 days of March 19, 2014. Dr. Cohen is a partner of TPG Bio Partners. Dr. Cohen has no voting or dispositive control over and disclaims beneficial ownership of the shares held by the entities affiliated with Texas Pacific Group listed in footnote 16 below.
(7)	Consists of (a) 27,100 shares of common stock, (b) 4,184 shares of common stock held by The Robert Lee Douglas and Elizabeth A. Strode Revocable Trust dated October 6, 1994 and (c) 23,373 shares of common stock issuable upon the exercise of stock options within 60 days of March 19, 2014.
(8)	Consists solely of shares of common stock issuable upon the exercise of stock options within 60 days of March 19, 2014.
(9)	Consists solely of shares of common stock issuable upon the exercise of stock options within 60 days of March 19, 2014.
(10)	Consists of (a) 1,538,123 shares of common stock held by Pfizer International LLC and (b) 38,462 shares of common stock held by Pfizer Inc. The address for the entities affiliated with Pfizer is 235 East 42nd Street, New York, New York 10017.
(11)	Consists of (a) 614,456 shares of common stock held by Biotechnology Value Fund, L.P., or BVF, (b) 347,941 shares of common stock held by Biotechnology Value Fund II, L.P., or BVF2, and (c) 173,603 shares of common stock held by Investment 10, L.L.C., or ILL10. We refer to BVF, BVF2 and ILL10, collectively, as the BVF Entities. BVF Partners L.P., or BVF Partners, as the general partner of BVF and BVF2 and the investment adviser of ILL10 may be deemed to beneficially own the shares held by the BVF Entities. BVF Inc., as the general partner of BVF Partners, may be deemed to beneficially own the shares beneficially owned by BVF Partners. Mark N. Lampert, as a director and officer of BVF Inc., may be deemed to beneficially own the shares beneficially owned by BVF Inc. Each of BVF Partners, BVF Inc. and Mr. Lampert disclaims beneficial ownership of the shares held by the BVF Entities, except to the extent of their respective actual pecuniary interest therein. The address for the entities affiliated with Biotechnology Value Fund and Mr. Lampert is 900 North Michigan Avenue, Suite 1100, Chicago, Illinois 60611.
(12)	Consists of (a) 20,303 shares of common stock held by Versant Affiliates Fund I-A, L.P., (b) 42,637 shares of common stock held by Versant Affiliates Fund I-B, L.P., (c) 19,779 shares of common stock held by Versant Side Fund I, L.P. and (d) 1,009,433 shares of common stock held by Versant Venture Capital I, L.P. Versant Ventures is the general partner of each of the Versant Entities and has voting and dispositive control over the shares held by the Versant Entities. Mr. Atwood, Samuel D. Colella, Ross A. Jaffe, M.D., William J. Link, Barbara N. Lubash, Donald B. Milder and Rebecca B. Robertson, the managing directors of Versant Ventures, may be deemed to possess voting and dispositive control over the shares held by the Versant Entities and may be deemed to have indirect beneficial ownership of the shares held by the Versant Entities. Versant Ventures and each of its managing directors disclaim beneficial ownership of the shares held by the Versant Entities, except to the extent of their respective actual pecuniary interest therein. The address for the entities affiliated with Versant Ventures is 3000 Sand Hill Road, Building 4, Suite 210, Menlo Park, California 94025.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our directors, executive officers and persons who own more than 10% of our common stock to report to the SEC their initial ownership of our common stock and any subsequent changes in that ownership. The SEC has established specific due dates for these reports and we are required to disclose in this proxy statement any late filings or failures to file.

Based solely on our review of the copies of such reports furnished to us and written representations from reporting persons that no other reports were required during the fiscal year ended December 31, 2013, we believe that, during the 2013 fiscal year, all of our directors and executive officers complied with all Section 16(a) filing requirements applicable to them.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

The following table sets forth the aggregate information of our equity compensation plans in effect as of December 31, 2013.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights ($)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by stockholders:
2002 Equity Incentive Plan(1)	755,022	4.37	—
2010 Equity Incentive Plan(1)	1,445,355	6.88	—
2013 Omnibus Incentive Plan	36,620	9.93	3,446,450
2013 Employee Stock Purchase Plan	—	—	250,000
Equity compensation plans not approved by stockholders	—	—	—

Total	2,236,997	6.09	3,696,450

(1)	The 2002 Equity Incentive Plan and the 2010 Equity Incentive Plan were terminated in 2013, and any shares remaining available for future grants and option forfeitures under such plans have been allocated to the 2013 Omnibus Incentive Plan.

HOUSEHOLDING OF PROXY MATERIALS

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

This year, a number of brokers with account holders who are our stockholders will be “householding” our Proxy Materials. A single set of Proxy Materials will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate set of Proxy Materials, please notify your broker.

You may also request an additional proxy statement and annual report by sending a written request to:

Five Prime Therapeutics, Inc.

Attn: Francis W. Sarena, Secretary

Two Corporate Drive

South San Francisco, California 94080

(415) 365-5600

Stockholders who currently receive multiple copies of the proxy statement at their addresses and would like to request “householding” of their communications should contact their brokers.

OTHER MATTERS

We know of no other business that will be presented for consideration at the Annual Meeting other than as stated in the Notice of Annual Meeting of Stockholders. If, however, other matters are properly brought before the Annual Meeting, it is the intention of the persons named as proxies in the proxy card to vote the shares represented thereby in accordance with the recommendation of the Board.

By Order of the Board of Directors,

Francis W. Sarena

Senior Vice President, General Counsel and Secretary

South San Francisco, California

April 4, 2014

IMPORTANT ANNUAL MEETING INFORMATION
Electronic Voting Instructions
Available 24 hours a day, 7 days a week!
Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.
VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.
Proxies submitted by the Internet or telephone must be received by 11:59 p.m., Pacific Time, on May 15, 2014.
Vote by Internet
• Go to www.envisionreports.com/FPRX
• Or scan the QR code with your smartphone • Follow the steps outlined on the secure website
Vote by telephone
• Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone
Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒	• Follow the instructions provided by the recorded message

IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

A	Proposals — The Board of Directors recommends a vote FOR all nominees and FOR Proposal 2.

1.	Election of Class I Directors:	For	Withhold		For	Withhold		For	Withhold
	01 - Brian G. Atwood	☐	☐	02 - R. Lee Douglas	☐	☐	03 - Mark D. McDade	☐	☐

		For	Against	Abstain
2.	Proposal to ratify appointment of Ernst & Young LLP as independent public accounting firm for the fiscal year ending December 31, 2014.	☐	☐	☐

B	Non-Voting Items

Change of Address — Please print your new address below.	Comments — Please print your comments below.	Meeting Attendance
		Mark the box to the right if you plan to attend the Annual Meeting.	☐

C	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.

/ /

01SIRD

Important Notice Regarding the Availability of Proxy Materials

for the Stockholders Meeting to Be Held on May 16, 2014.

The Proxy Statement for the 2014 Annual Meeting of Stockholders and our

Annual Report to Stockholders for the year ended December 31, 2013 are available at: http://www.edocumentview.com/FPRX

IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

Proxy — Five Prime Therapeutics, Inc.

Notice of 2014 Annual Meeting of Stockholders

Two Corporate Drive, South San Francisco, CA 94080

Proxy Solicited by Board of Directors for Annual Meeting — May 16, 2014

Lewis T. Williams and Marc L. Belsky, or either of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Stockholders of Five Prime Therapeutics, Inc. to be held on May 16, 2014 at 8:30 A.M. Pacific time at Two Corporate Drive, South San Francisco, CA 94080, or at any postponement or adjournment thereof.

Shares represented by this proxy will be voted by the stockholder. If no such directions are indicated, the Proxies will have authority to vote FOR all nominees and FOR Proposal 2.

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

(Items to be voted appear on reverse side.)